Exhibit 2.1

Agreement and Plan of Merger

of

Constitution Mining Corp.
(a Nevada corporation)

with and into

Constitution Mining Corp.
(a Delaware corporation)

This Agreement and Plan of Merger (the “Agreement”), dated as of October 21, 2009, by and between Constitution Mining Corp., a Nevada corporation (“CMC-Nevada”), and Constitution Mining Corp., a Delaware corporation and a wholly-owned subsidiary of CMC-Nevada (“CMC-Delaware”), is made with respect to the following facts.

RECITALS

Whereas, CMC-Nevada is a corporation duly organized and existing under the laws of the State of Nevada;

Whereas, CMC-Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

Whereas, the respective boards of directors for CMC-Nevada and CMC-Delaware have determined that, for purposes of effecting the reincorporation of CMC-Nevada in the State of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that CMC-Nevada merge with and into CMC-Delaware so that CMC-Delaware is the surviving corporation on the terms provided herein (the “Merger”); and

Whereas, the respective board of directors for CMC-Nevada and CMC-Delaware, the stockholders of CMC-Nevada, and the sole stockholder of CMC-Delaware have adopted and approved this Agreement.

Now therefore, based upon the foregoing, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows.

ARTICLE I
THE MERGER

1.1         The Merger; Surviving Corporation.  Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.5 below), CMC-Nevada shall be merged with and into CMC-Delaware, subject to and upon the terms and conditions provided in this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the applicable provisions of the Nevada Revised Statutes (the “NRS”), and the separate existence of CMC-Nevada shall cease. C MC-Delaware shall be the surviving entity (the “Surviving Corporation”) and shall continue to be governed by the DGCL.

1.2         Constituent Corporations.  The name, address, jurisdiction of organization and governing law of each of the constituent corporations is as follows:

(a)         CMC-Nevada:  Constitution Mining Corp., a corporation organized under and governed by the laws of the State of Nevada with an address of Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú; and

 (b)         CMC-Delaware:  Constitution Mining Corp., a corporation organized under and governed by the laws of the State of Delaware with an address of Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú.

1.3         Surviving Corporation.  Constitution Mining Corp., a corporation organized under the laws of the State of Delaware, shall be the Surviving Corporation of the Merger.

1.4         Address of Principal Office of the Surviving Corporation.  The address of CMC-Delaware, as the Surviving Corporation, shall be Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú.

1.5         Effective Time.  The Merger shall become effective (the “Effective Time”), on the date upon which the last to occur of the following shall have been completed:

 (a)         This Agreement and the Merger shall each have been adopted and recommended to the stockholders of CMC-Nevada by the board of directors of CMC-Nevada and approved by a majority of the voting power of the outstanding stock of CMC-Nevada entitled to vote thereon, in accordance with the requirements of the NRS;

 (b)         This Agreement and the Merger shall each have been adopted by the board of directors of CMC-Delaware in accordance with the requirements of the DGCL;

 (c)         The effective date of the Merger as stated in the executed Articles of Merger (the “Articles of Merger”) filed with the Secretary of State for the State of Nevada; and

 (d)         An executed Certificate of Merger (the “Certificate of Merger”) or an executed counterpart to this Agreement meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware.

1.6         Effect of the Merger.  The effect of the Merger shall be as provided in this Agreement, the Articles of Merger, the Certificate of Merger and the applicable provisions of the DGCL and the NRS.  Without limiting the foregoing, from and after the Effective Time, all the property, rights, privileges, powers and franchises of CMC-Nevada shall vest in CMC-Delaware, as the Surviving Corporation, and all debts, liabilities and duties of CMC-Nevada shall become the debts, liabilities and duties of CMC-Delaware, as the Surviving Corporation.

1.7         Certificate of Incorporation; Bylaws.

 (a)         From and after the Effective Time, the Certificate of Incorporation of CMC-Delaware shall be the Certificate of Incorporation of the Surviving Corporation.

 (b)         From and after the Effective Time, the Bylaws of CMC-Delaware as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

 1.8         Officers and Directors.  The officers of CMC-Nevada immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death.  The directors of CMC-Nevada immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain as directors until their successors are duly elected and qualified or their prior resignation, removal or death.

ARTICLE II

CONVERSION OF SHARES

2.1         Conversion of Common Stock of CMC-Nevada.  At the Effective Time, by virtue of the Merger, and without any action on part of the holders of any outstanding shares of CMC-Nevada:

(a)         each share of common stock of CMC-Nevada, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one (1) fully paid and non-assessable share of common stock, par value $0.001, of CMC-Delaware’s common stock, $0.001 par value per share (the “Common Stock”); and

(b)         the one hundred shares of CMC-Delaware common stock owned by CMC-Nevada shall be canceled at the Effective Time.

2.2         CMC-Nevada Options, Stock Purchase Rights, Convertible Securities.

(a)         From and after the Effective Time, the Surviving Corporation shall assume the obligations of CMC-Nevada under, and continue, the option plans and all other employee benefit plans of CMC-Nevada. Each outstanding and unexercised option, other right to purchase, or security convertible into or exercisable for, CMC-Nevada common stock (a “Right”) shall become, an option, right to purchase or a security convertible into the Surviving Corporation’s Common Stock, on the basis of one share of the Surviving Corporation’s Common Stock for each one share of CMC-Nevada common stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such CMC-Nevada Right from and after the Effective Time.  This paragraph 2.2(a) shall not apply to currently issued and outstanding CMC-Nevada common stock. Such common stock is subject to paragraph 2.1 hereof.

 (b)         A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options and convertible securities equal to the number of shares of CMC-Nevada common stock so reserved immediately prior to the Effective Time.

 2.3         Certificates.  At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of common stock, options, warrants or other securities of CMC-Nevada shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective common stock, options, warrants or other securities of CMC-Delaware, as the case may be, into which the shares of common stock, options, warrants or other securities of CMC-Nevada represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of common stock, options, warrants or other securities of CMC-Delaware, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE III

TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

3.1         Transfer, Conveyance and Assumption.  At the Effective Time, CMC-Delaware shall continue in existence as the Surviving Corporation, and without further action on the part of CMC-Nevada or CMC-Delaware, succeed to and possess all the rights, privileges and powers of CMC-Nevada, and all the assets and property of whatever kind and character of CMC-Nevada shall vest in CMC-Delaware without further act or deed.  Thereafter, CMC-Delaware, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of CMC-Nevada, and any claim or judgment against CMC-Nevada may be enforced against CMC-Delaware as the Surviving Corporation, in accordance with Section 259 of the DGCL.

 3.2         Further Assurances.  If at any time CMC-Delaware shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in it the title to any property or right of CMC- Nevada, or otherwise to carry out the provisions hereof, officers of CMC-Nevada as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in CMC-Delaware and otherwise to carry out the provisions hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CMC-NEVADA

CMC-Nevada represents and warrants to CMC-Delaware as follows:

 4.1         Validity of Actions.  CMC-Nevada (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it.  This Agreement has been duly executed and delivered on behalf of CMC- Nevada.  CMC-Nevada has received all necessary authorization to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of CMC-Nevada, enforceable against CMC-Nevada in accordance with its terms.  The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of CMC-Nevada’s Articles of Incorporation or Bylaws, nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which CMC-Nevada is a party or by which it or its assets may be bound, or cause a breach of any applicable Federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CMC-DELAWARE

CMC-Delaware represents and warrants to CMC-Nevada as follows:

 5.1         Validity of Actions.  CMC-Delaware (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it.  This Agreement has been duly executed and delivered on behalf of CMC-Delaware.  CMC- Delaware has received all necessary authorization to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of CMC-Delaware, enforceable against CMC-Delaware in accordance with its terms.  The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Incorporation or Bylaws of CMC-Delaware nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which CMC-Delaware is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

ARTICLE VI

FURTHER ACTIONS

6.1         Additional Documents.  At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

The obligation of CMC-Delaware and of CMC-Nevada to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

7.1         Bring Down.  The representations and warranties set forth in this Agreement shall be true and correct in all material respects at, and as of, the Effective Time as if then made as of the Effective Time.

7.2         No Statute, Rule or Regulation Affecting.  At the Effective Time, there shall be no statute, or regulation enacted or issued by the United States or any State, or by a court, which prohibits or challenges the consummation of the Merger.

 7.3         Satisfaction of Conditions.  All other conditions to the Merger set forth herein shall have been satisfied.

ARTICLE VIII

TERMINATION; AMENDMENT; WAIVER

8.1         Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, by mutual consent of the Board of Directors of CMC-Delaware and the Board of Directors of CMC-Nevada.

 8.2         Amendment.  The parties hereto may, by written agreement, amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, provided that any such amendment must first be approved by the Board of Directors of CMC-Nevada.

 8.3         Waiver.  At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

ARTICLE IX

MISCELLANEOUS

9.1         Expenses.  If the Merger becomes effective, all of the expenses incurred in connection with the Merger shall be paid by CMC-Delaware.

 9.2         Notice.  Except as otherwise specifically provided, any notices to be given hereunder shall be in writing and shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses shall be specified in any notice given):

 In the case of CMC-Delaware:

CONSTITUTION MINING CORP.
Pasaje Mártir Olaya 129, Oficina 1203
Centro Empresarial José Pardo Torre A
Miraflores, Lima
Perú

 In the case of CMC-Nevada:

 CONSTITUTION MINING CORP.
Pasaje Mártir Olaya 129, Oficina 1203
Centro Empresarial José Pardo Torre A
Miraflores, Lima
Perú

9.3         Non-Assignability.  This Agreement shall not be assignable by any of the parties hereto.

9.4         Entire Agreement.  This Agreement contains the parties’ entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

 9.5         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

 9.6         Headings.  The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

 9.7         Gender; Number.  All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

 9.8         Severability.  The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

[SIGNATURE PAGE FOLLOWS]

In witness whereof, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

Constitution Mining Corp.,
a Nevada Corporation

By: /s/ Gary Artmont
Gary Artmont
CEO and President

Constitution Mining Corp.,
a Delaware Corporation

By: /s/ Gary Artmont
Gary Artmont
CEO and President